UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): MAY 3, 2000


                           MIDWEST BANC HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                          -----------------------------

          DELAWARE                   0-29598                     36-3252484
(State or other jurisdiction (Commission file number)        (I.R.S. employer
      of incorporation)                                      identification no.)

           501 W. NORTH AVENUE                                      60160
         MELROSE PARK, ILLINOIS                                   (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (708) 865-1053


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.
         ------------

     (a) On May 4, 2000, Midwest Banc Holdings, Inc. (the "Company"), announced that Robert L. Woods, the Company's President and Chief Executive Officer, has decided to retire effective July 1, 2000. Mr. Woods will serve as Vice Chairman and continue as a director of the Company following his retirement. The Company also announced that Brad A. Luecke, President and Chief Executive Officer of Midwest Bank and Trust Company, was elected to succeed Mr. Woods as President and Chief Executive Officer of the Company effective July 1, 2000. Sheldon Bernstein has been elected to become President and Chief Operating Officer of Midwest Bank and Trust Company effective July 1, 2000. Mr. Bernstein currently serves as Executive Vice President- Lending of Midwest Bank and Trust Company. Attached as Exhibit 99.1 is a copy of the press release relating to the management changes, which is incorporated herein by reference.

     (b) On May 3, 2000, at its 2000 Annual Meeting of Stockholders, the Company announced that it had reached an agreement in principle to acquire Service First Financial Corporation, a financial services firm offering investment brokerage, financial planning and advisory services and insurance programs, in a cash transaction. The transaction is subject to the negotiation of a definitive agreement and regulatory approval. It is currently anticipated that the transaction will be completed by the end of the third quarter. The press release dated May 5, 2000 regarding the proposed acquisition is attached as Exhibit 99.2 and is incorporated herein by reference.

     (c) Also at its Annual Meeting, the Company discussed, among other things, its strategies and goals for the year 2000, including the following year 2000 financial targets:

         o     total assets of $1.4 billion,
         o     net income of $13.6 billion,
         o     earnings per share of $1.24, and
         o     return on average equity of 18%.

     The Company stated that its financial performance goals for 2000 through 2002 include:

         o     average annual asset growth of 10% to 12%,
         o     earnings per share growth of 10% to 15%,
         o     return on average assets of 1.10% to 1.15%,
         o     adjusted return on average equity of 16% to 18%, and
         o     capital to asset ratio of 6.00% to 6.50%.

     These financial targets and performance goals represent management's objectives based on internal budgeting and strategic planning, and, while management believes the targets and goals are reasonably attainable based on current strategies, there can be no assurance that the Company will actually achieve the stated targets or goals.

                           Forward-Looking Statements
                           --------------------------

     This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for the purpose of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "goals," "targets," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Important factors which could cause actual events to differ from the Company's expectations include, but are not limited to, fluctuations in interest rates and loan and deposit pricing, which could reduce the Company's net interest margins, asset valuations and expense expectations; a deterioration in the economy or business conditions, either nationally or in the Company's market areas that could increase credit-related losses and expenses; increases in defaults by borrowers and other loan delinquencies resulting in increases in the Company's provision for loan losses and related expenses; uncertainties associated with the announced management succession; higher than anticipated costs related to the Company's new banking centers or slower than expected earning assets growth which could extend anticipated break-even periods at these locations; failure to enter new markets successfully, an inability to capitalize on growth opportunities or difficulties in managing our growth; unanticipated difficulties, costs or delays related to our pending acquisition of an investment services business; significant increases in competition; legislative or regulatory changes applicable to bank holding companies or the Company's banking or other subsidiaries; and possible changes in tax rates, tax laws or tax law interpretation.

ITEM 7(C).     EXHIBITS.
               --------

Exhibit 99.1   Press Release dated May 4, 2000.

Exhibit 99.2   Press Release dated May 5, 2000.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MIDWEST BANC HOLDINGS, INC.


Date:  May 9, 2000                   By:   /s/ Robert L. Woods
                                           -------------------
                                           Robert L. Woods
                                           President and Chief Executive Officer

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                                INDEX TO EXHIBITS
                                -----------------

Exhibit
-------
99.1      Press Release dated May 4, 2000.

99.2      Press Release dated May 5, 2000.

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